                                                                    Exhibit 10.5

                               DATED 28th May 1993

                         CHESTERMOUNT PROPERTIES LIMITED

                                      -to-

                          EURO BROKER HOLDINGS LIMITED

                                      -and-

                       EURO BROKERS INVESTMENT CORPORATION

                                      -and-

                         EURO BROKERS LIMITED AND OTHERS


--------------------------------------------------------------------------------

                                SUPPLEMENTAL DEED

                   relating to Premises on the Second Floor of

                      5 Acre Square Houndsditch London EC3

--------------------------------------------------------------------------------


                                NABARRO NATHANSON

                               50 Stratton Street

                                 London WIX 5FL

                             Telephone 071-493-9933

                            Telex: 08813-144 NABAROG

                                Fax: 071-629-7900

THIS SUPPLEMENTAL DEED is made the 28th day of May 1993 BETWEEN:

(1) CHESTERMOUNT PROPERTIES LIMITED whose registered office is at 38 Curzon Street London WI ("the Landlord" which expression shall include its successors in title and assigns)

(2) EURO BROKERS HOLDINGS LIMITED whose registered office is at Adelaide House London Bridge London EC4R 9EQ (hereinafter called "the Tenant")

(3) EURO BROKERS INVESTMENT CORPORATION of two World Trade Center Suite 8400 New York New York 10048 (hereinafter called "Euro")

(4) EURO BROKERS LIMITED EURO BROKERS STERLING LIMITED EURO BROKERS CAPITAL MARKETS LIMITED EURO BROKERS FINANCIAL SERVICES LIMITED and EURO BROKERS SERVICES LIMITED whose registered offices are at Adelaide House aforesaid (hereinafter together called "the Existing Subsidiaries")


WHEREAS:

This Deed is supplemental to an Underlease of even date made between the Landlord and the Tenant relating to the premises known as the second floor 5 Acre Square Houndsditch London EC3

NOW THIS DEED WITNESSETH  as follows:

1.1 In this Deed the following expressions shall have the following meanings respectively:

1.1.1           "Bank Guarantee"
                ----------------

                means the guarantee provided by National Westminster Bank plc to the Landlord on the date hereof in the form set out in Annexure 1 hereto

1.1.2           "Works"
                -------

                means the following works to be carried out by the Tenant to the Building namely the extension of the ceiling across the base of the north east and north west atria in a similar specification to the existing tartan grid suspended ceiling and incorporating the necessary lighting sprinkler and air conditioning amendments including the extension of the fresh air smoke vent ducts from low level second floor to high second floor and such works as necessary to provide new bases for the atria at high second floor level and such works to comply with all relevant local authority and statutory regulations and bye-laws and to be carried out in accordance with all current British Standards and codes of practice and such works to be more particularly defined in plans and specifications to be produced by the Tenant as soon as reasonably practicable after the date hereof for approval by the Landlord (such approval not to be unreasonably withheld or delayed)

1.1.3           "Building Contract"
                -------------------

                means the contract placed with the Tenant's Building Contractor for the carrying out of the Works

1.1.4           "Deed of Covenant"
                ------------------

                means the deed in the form contained in Annexure 2 hereto

1.1.5           "Group Company"
                ---------------

                means any member of the same group (as defined by Section 42 of the Landlord and Tenant Act 1954) of companies as the Tenant

1.1.6           "Fitting Out Guide"
                -------------------

                means the document contained in Annexure 3 hereto

1.1.7           "Completion"
                ------------

                means the date the Works have been substantially completed in accordance with the terms of this Deed (save for any minor works of an unfinished nature which would normally be the subject of a building contractor's snagging list)

1.1.8           "Lease"
                -------

                means the underlease of the Premises of even date made between the Landlord and the Tenant

1.1.9           "Managing Agents"
                -----------------

                means Messrs Richard Main & Co of 29 Gresham Street London EC2

1.1.10          "Landlord's Building Contractor"
                --------------------------------

                means the Landlord's main building contractor Balfour Beatty Building Limited

1.1.11          "Premises"
                ----------

                means the premises known as the second floor of 5 Acre Square Houndsditch London EC3 as is more particularly described in the Lease

1.1.12          "Professional Team"
                -------------------
                means the persons or bodies details whereof are set out in the Schedule hereto

1.1.13          "Tenant's Building Contractor"
                ------------------------------

                means Stanhope Interior PLC of 15 Appold Street London EC2A 2AA or such other building contractor who is first approved by the Landlord (such approval not to be unreasonably withheld or delayed)

1.2 The words and phrases contained in this Deed shall have the meanings ascribed to them in the Lease

2.              THE INITIAL WORKS
                -----------------

2.1             The tenant HEREBY COVENANTS with the Landlord to:

2.1.1 forthwith after the date hereof and as expeditiously as possible to carry out and complete the Works

2.1.2 to carry out the Works in a good and workmanlike manner with good quality materials fit for the purposes for which they are required and to the reasonable satisfaction of the Landlord and to the satisfaction of the local and any other competent authority

2.1.3 to provide to the Landlord when requested in writing by the Landlord a copy of every consent necessary for the lawful carrying out of the Works

2.1.4 to permit the Landlord at all reasonable times to inspect the progress of the Works and the quality of the materials and workmanship used therein

2.1.5 promptly to make good to the reasonable satisfaction of the Landlord any injury or loss whether to the Building or to the Plant or Conduits or to person or property or otherwise arising directly or indirectly from the Works

2.1.6 to indemnify the Landlord against all actions claims costs demands and proceedings for damage injury or loss whether to the Building or to the Plant or

                Conduits or to person or property or otherwise arising directly or indirectly from the Works or any special requirement relevant to the Works

2.1.7 to give the Landlord notice in writing at least 14 days prior to the anticipated date for Completion so as to enable the Landlord and its agents to make an inspection

2.1.8 not to gain access in connection with the Works to the Premises and any other area in the Building in which the Works are being carried out save as specified in the Fitting Out Guide or along such other routes as the Landlord or the Managing Agents may from time to time direct

2.1.9 to comply with the requirements of the Fitting Out Guide where those requirements are additional to the requirements of the forgoing clauses save to the extent that those provisions are inconsistent herewith

2.1.10 to indemnify the Landlord against all actions claims costs demands and proceedings for damage injury or loss arising from suspension or interference with the proper functioning of the Plant and the Conduits or any part thereof as a result whether direct or indirect of the Works

2.1.11 to comply with all regulations issued prior to the date hereof (or such further reasonable regulations issued after the date hereof (whether in addition to or substitution for the existing regulations) provided such regulations do not materially adversely interfere with the Tenants progress of the Works) by the Landlord and/or the Managing Agents in relation to the conduct of the Works

2.1.12 the obligation of the Landlord to provide the services pursuant to Clause 5.4 of the Underlease shall be suspended to the extent they cannot be supplied due to the Works and in any event the Landlord shall be under no obligation to the Tenant to recommence the supply of such suspended services until they have been (where necessary) the subject of recommissioning by the Tenant

2.2 Once the Landlord's Managing Agents are satisfied that the Works have reached Completion the Landlord shall pay to the Tenant:

2.2.1 the sum of NINETY EIGHT THOUSAND FOUR HUNDRED AND FIFTY THREE POUNDS AND SEVENTY NINE PENCE (98,453.79 Pounds) (inclusive of

                Value Added Tax) upon receipt by the Landlord of a valid Value Added Tax invoice for such amount

2.2.2 upon receipt by the Landlord of a valid Value Added Tax invoice for such amount a sum equal to the reasonable and proper costs (including Value Added Tax to the extent it is not recoverable by the Tenant) paid to the Tenant's Building Contractor in respect of the Works PROVIDED THAT:

2.2.2.1 any management fee paid to the Tenant's Building Contractor shall not be at a percentage higher than the equivalent fee paid (or to be paid) by the Tenant to the Tenant's Building Contractor in respect of its proposed fitting out works for the Premises; and

2.2.2.2 the Landlord has the right to approve (such approval not to be unreasonably withheld) any tenders submitted for the carrying out of the Works and

2.2.2.3 the Tenant shall at the request of the Landlord provide such information and assistance to the Landlord as the Landlord may reasonably require in relation to the carrying out of the Works

2.3.1 the Tenant will during the last 28 days before the expiry of the defects liability period under the Tenants Building Contract arrange for the Works to be inspected (accompanied by the Landlord and its Managing Agents ) to ascertain whether any defects have arisen in respect of the Works

2.3.2 the Tenant shall forthwith after such inspection use its best endeavours to procure that the Tenant's Building Contractor forthwith remedies to the reasonable satisfaction of the Landlord's Managing Agents any such defects without expense to the Landlord

2.4 The Tenant recognises that the Landlord will be seeking capital allowances under the Capital Allowances Act 1990 Section 154 in respect of the payment for the Works contained in Clause 2.2.2 above and accordingly the Tenant:

2.4.1 undertakes that it will not itself seek such capital allowances on the cost of the Works

2.4.2 it will render to the Landlord without charge such itemised invoices and receipts as the Landlord may reasonably require in order to seek and secure such capital allowances

2.5 The Works shall form part of the Building or shall be deemed to be Landlords fixtures and fittings (as the case may be) for the purposes of the Lease

3.              WARRANTIES
                ----------

                As soon as reasonably practicable after the date hereof the Landlord shall use all reasonable endeavours to procure that there are delivered to the Tenant duly executed collateral warranty deeds from the Landlord's Building Contractor and the Professional Team in substantially the form of the draft copies contained in Annexure 4 hereto PROVIDED THAT the Tenant shall not unreasonably withheld consent in relation to any minor amendment proposed by any party required to give a warranty

4.              BANK GUARANTEE
                --------------

4.1 The Tenant has on the date hereof procured the Bank Guarantee in favour of the Landlord

4.2 At any time during the Term the Tenant shall be entitled to procure a Deed of Covenant from a third party ("the Proposed Guarantor") who shall have been first approved by the Landlord in accordance with Clause 4.3 below

4.3 In the event that the Proposed Guarantor shall satisfy the following criteria:

4.3.1 a company incorporated in a country which then has arrangements for enforceability in that country of judgements obtained in England and Wales

4.3.2 whose audited accounts for the immediately preceding three financial years disclose for each of those financial years either:

4.3.2.1 pre-tax profits (on a group basis) of not less than three times the rents firstly secondly and thirdly reserved by the Lease then payable under the Lease or

4.3.2.2 net current assets on a group basis exceeding three times the rent firstly secondly and thirdly reserved by the Lease

4.3.3 for the purpose of Clause 4.3.2 above the rent firstly reserved shall exclude the initial rent free period and the rent shall be assumed to have been payable from the date hereof

4.3.4 for which satisfactory references from a clearing bank an accountant and the last landlord of the Proposed Guarantor and such other persons as the Landlord reasonably requires have been produced then the consent of the Landlord to the Proposed Guarantor shall not be unreasonably withheld

4.4 In the event that the Landlord approves the Proposed Guarantor engrossments of the Deed of Covenant shall be prepared by the Landlord's solicitors and shall be executed by the Landlord and the Proposed Guarantor

4.5 On completion of the Deed of Covenant the Bank Guarantee shall immediately cease and determine but without prejudice to any rights of the Landlord to receive any monies due prior to the date of such determination

4.6 The costs of the Landlord incurred in considering any application by the Tenant under Clause 4.2 above (whether or not such application is approved) and in completing the Deed of Covenant in accordance with Clause 4.4 above shall be paid by the Tenant on demand

4.7.1 The Bank Guarantee shall terminate on receipt by the Landlord of audited accounts for Euro Brokers Holdings Limited which disclose for the immediate three preceding financial years either:

4.7.1.1 pretax profits (on a group basis) of not less than three times the rents firstly secondly and thirdly reserved by the Lease then payable under the Lease or

4.7.1.2 net current assets (on a group basis) exceeding three times the rent firstly secondly and thirdly reserved by the Lease

4.7.2 For the purpose of Clause 4.7.1 above the rent firstly reserved shall also have the meaning ascribed to it in clause 4.3.3 above

4.8 Subject to the Bank Guarantee not having been released in accordance with the terms of the Bank Guarantee if following the review of rent due under the Lease the rent firstly reserved is increased than the Tenant shall forthwith thereafter procure form a London Town Clearing Bank an additional guarantee equal to the annual amount of such increase (and any VAT payable thereon) such guarantee to be on the same terms and conditions (other than the amount of the maximum liability) as the Bank Guarantee

5.              THE SUBSIDIARIES
                ----------------

                The tenant HEREBY COVENANTS WITH THE Landlord that unless the Landlord shall agree otherwise (such agreement not to be unreasonably withheld or delayed):

5.1 Euro Brokers Limited Euro Brokers Sterling Limited and Euro Brokers Capital Markets Limited (together "the Subsidiaries") shall continue to be regulated by the Bank of England or the appropriate regulatory authority (to the extent that is required for the purposes of their respective businesses)

5.2 the Tenant will at all times beneficially own at least 75% of the issued share capital of each of the Subsidiaries

5.3 the Tenant will not sell or permit or suffer the sale of any business or businesses presently carried on by the Subsidiaries

6.              SUBORDINATION OF DEBT
                ---------------------

6.1 For the purposes of the Clause 6 the following expressions shall have the following meanings:

6.1.1           "Inner Group"
                -------------

                means Euro Brokers Holdings Limited and any Subsidiary (but excluding Liberty as hereinafter defined) from time to time of that company and "Inner Group Company" shall be construed accordingly

6.1.2           "Outer Group"
                -------------

                means Euro and any Subsidiary from time to time of that company but excluding any company in the Inner Group and "Outer Group Company" shall be construed accordingly

6.1.3           "Subsidiary"
                ------------

                has the meaning ascribed to it in Section 736 of the Companies Act 1985 (as amended by the Companies Act 1989)

6.1.4           "Regulatory Authority"
                ----------------------

                means the Bank of England or the Securities and Futures
                Authority

6.1.5           "Loan"
                ------

                means any existing or future loan or facility

6.1.6           "Non Group Member"
                ------------------
                means:

6.1.6.1         any individual; or

6.1.6.2 a company which is neither an Inner Group Company or an Outer Group Company

6.1.7           "Liberty"
                ---------

                means Liberty Euro Brokers Limited

6.2 the Existing Subsidiaries covenant with the Landlord that in relation to any Loan by any one of the Existing Subsidiaries to either an Outer Group company or a Non Group Member:

6.2.1           if the Loan shall be repayable on demand or

6.2.2 if the Loan is regulated by a Regulatory Authority the Loan shall be repayable at the earliest possible time permitted by such Regulatory Authority; or

6.2.3 the Loan shall require the prior written approval of the Landlord (such approval not to be unreasonably withheld) if the Loan is regulated by any authority similar to the Regulatory Authority; or

6.2.4 if the Loan is to an employee or ex employee of an Inner Group Company it shall be for no more than 10,000 Pounds or if for more than 10,000 Pounds it is made with the prior approval of the Landlord (such approval not to be unreasonably withheld)

6.3             Euro and the Tenant covenant with the Landlord that:

6.3.1 the Existing Subsidiaries will comply with their obligations to the Landlord contained in Clause 6.2

6.3.2 they will procure any company or companies from time to time falling within the definition of Inner Group Company shall comply with the same obligations as those contained in Clause
                6.2 above

6.4.1 The Existing Subsidiaries covenant with the Landlord that in relation to any Loan made to any one of the Existing Subsidiaries by an Outer Group Company that they will not pay any principal or interest on such Loan if there is any outstanding rent or other sums due and immediately payable under the Lease

6.4.2           Euro and the Tenant covenant with the Landlord that:

6.4.2.1 the Existing Subsidiaries will comply with their obligations contained in Clause 6.4.1 above;

6.4.2.2 that they will procure that any company which from time to time falls within the definition of Inner Group Company will comply with the same obligations as those contained in clause 6.4.1 above;

6.4.2.3 that they will procure that any company from time to time falling within the definition of Outer Group company will not seek or accept payment of any principle or interest on any Loan referred to Clause 6.4.1 above other than in accordance with that Clause

6.4.3 Without prejudice to 6.4.2 above Euro will not accept payment of any principal or interest and the Tenant shall not offer payment of any principal or interest on the existing loan between those two companies if there is any outstanding rent or sums due and immediately payable under the Lease

6.5             If:

6.5.1 resolution is passed or order made for the winding up liquidation dissolution administration or re-organisation of the Tenant save for the purposes of reconstruction or amalgamation while the Tenant is solvent under a scheme forthwith put into effect

6.5.2 the Tenant becomes subject to any insolvency bankruptcy re-organisation receivership liquidation dissolution or other similar proceedings save for the purposes of reconstruction or amalgamation while the Tenant is solvent under a scheme forthwith put into effect

6.5.3 the Tenant assigns the whole or a substantial proportion of its assets to the benefit of all or any of its creditors (other than the Landlord) or enters into an arrangement with its creditors generally then the Existing Subsidiaries will (and Euro and the Tenant will procure that any other companies in the Outer Group or the Inner Group will also) direct the trustee in bankruptcy liquidator administrator receiver assignee or other person distributing the assets of the Tenant not to (save for any trading indebtedness incurred by the Tenant with any Outer Group Company or Inner Group Company which is incurred during the normal course of business between such companies (the priority for settlement of which will be governed by general law)) pay any sums to any Inner Group company or Outer Group company until all sums due to the Landlord under the Lease have been paid in full

6.6 Euro will procure that any sums paid to an Outer Group Company or an Inner Group company in breach of the terms of this Clause shall as soon as Euro becomes aware of any such breach shall be held by such company in a separate account on trust for the Landlord

6.7.1 The Existing Subsidiaries covenant with the Landlord that in relation to any Loan by any one of the Existing Subsidiaries to Liberty such Loan shall only be made on the same conditions as those set out in Clause 6.2 above

6.7.2           Euro and the Tenant covenant with the Landlord that:

6.7.2.1 The Existing Subsidiaries will comply with their obligations to the Landlord contained in Clause 6.7.1 above and

6.7.2.2 they will procure any company or companies from time to time falling within the definition of the inner Group Company shall comply with the same obligations as those contained in Clause
                6.7.1 above

6.7.2.3 the Existing subsidiaries covenant with the Landlord that in relation to any Loan made to any one of the Existing Subsidiaries by Liberty that they will not pay any principal or interest on such Loan if there is any outstanding rent or other sums due and immediately payable under the Lease

6.7.2.4         Euro and the Tenant covenant with the Landlord that:

6.7.2.4.1 the Existing Subsidiaries will comply with the obligations to the Landlord contained in Clause 6.7.2.3 above

6.7.2.4.2 that they will procure any company or companies from time to time falling within the definition of the Inner Group company shall comply with the same obligations as those contained in Clause 6.7.2.3 above

6.7.2.5 Without prejudice to Clause 6.7.2.4.2 above the Tenant and Euro covenant with the Landlord to procure that Liberty will not make any Loan to the Tenant unless Liberty prior to the making of any such Loan covenants by Deed with the Landlord that Liberty will not seek payment (or accept payment) of any principal or interest on any Loan if there is any outstanding rent or other sums due and immediately payable under the Lease

6.8 Any covenants given by any one of the Existing Subsidiaries or Liberty or any of them shall only remain in force for so long as the relevant company continues to be a Subsidiary of the Tenant

6.9 all covenants contained in Clauses 4, 5 and 6 of the Deed or any of them which are given by the Tenant or Euro or any of the Existing Subsidiaries or Liberty or any of them shall only remain in force for so long as the Lease remains vested in Euro Brokers Holding Limited or another Group company of Euro PROVIDED THAT this shall not affect any liability of any parties to this Deed in respect of any antecedent breaches

7.              "CONSENT TO ASSIGNMENT"
                -----------------------

7.1 Subject to the conditions contained in Clause 7.3 below the Landlord consents to Euro Brokers Holding Limited assigning the whole of its interest in the Lease to the Approved Assignee ("the Assignment")

7.2 For the purposes of Clause 7.1 above the "Approved Assignee" is a company which is:

7.2.1           A limited company incorporated in England and Wales

7.2.2 At the time the Lease is assigned to it and throughout the period the Lease remains vested in it:

7.2.2.1 has 75% of more of its issued share capital beneficially owned by Euro Brokers Holdings Limited; and

7.2.2.2 whose principal assets (or equivalent assets) are no less than and whose principal liabilities are not (except to the extent that the assets have been increased) more than the principal assets and principal liabilities (as appropriate) or Euro Brokers Holdings Limited as at the date hereof but subject to any subsequent variations to such assets and liabilities as the Landlord may have then approved pursuant to Clause 5 of this Deed

7.3             The conditions referred to in Clause 7.2 are that:-

7.3.1 the consent of the Superior Landlord is obtained prior to the Assignment and the Tenant and the Approved Assignee comply with any reasonable conditions imposed by the Superior Landlord

7.3.2 The Tenant pay the Landlord's and Superior Landlord's legal and surveyors' fees incurred in connection with any application for such consent whether or not such consent is granted

7.3.3           The Approved Assignee:-

7.3.3.1 covenants with the Landlord that from the date of the Assignment and during the residue of the term granted by the Lease including any statutory continuation of the Lease that it will comply with the Tenant's obligations in the Lease whether arising before or after the date of Assignment

7.3.3.2 If the Bank Guarantee has not at the date of the Assignment been terminated in accordance with the terms of the Bank Guarantee, on the Assignment it provides to the Landlord a bank guarantee from a London Town Clearing Bank for an amount ("the Amount") equal to the rents firstly (not being less than 895,550 Pounds) secondly and thirdly reserved by the Lease at the date of the Assignment such guarantee to be on the same terms and conditions (other than the amount of the maximum liability which shall be for the Amount) as the Bank Guarantee

7.3.3.3 Covenants with the Landlord on the same terms (mutatis mutandis) as Clauses 4 5 and 6 of this Deed provided that:-

7.3.3.3.1 references in Clauses 4.7.1 and 6.1.1 to "Euro Brokers Holdings Limited" shall be deemed to be reference to the Approved Assignee

7.3.3.3.2 immediately following the Assignment Euro Brokers Holdings Limited shall for the purposes of Clause 6 be deemed to be within the "Outer Group"

7.3.3.4.1. This sub-clause 7.3.3.4 shall only apply if Euro Brokers Holdings Limited has at the date of the Assignment produced the Landlord accounts for two or less accounting periods which satisfy the tests contained in Clause 4.3 or Clause 4.7 (as appropriate) of this Deed

7.3.3.4.2. In the event that the Approved Assignee provides to the Landlord an audited certificate on a proforma basis for the Approved Assignee which certifies that with the then existing assets and liabilities of the Approved Assignee the Approved Assignee would also have satisfied the tests contained in Clause 4.3 or Clause
                4.7 (as appropriate) for the years for which the accounts of Euro Brokers Holdings Limited had previously satisfied the tests had the Approved Assignee been the tenant at such time then the accounts previously produced by Euro Brokers Holdings Limited shall for the purposes of those Clauses be deemed to have produced by the Approved Assignee

7.3.3.5 If the Assignment has not been completed within five years from the date hereof permission contained in this Clause 7 (but not any other part of this Clause) will become void but without liability on the Landlord or Superior Landlord to refund any monies paid to the Landlord or Superior Landlord in connection with any matters hereinbefore contained

8.              RESTRICTION ON ASSIGNMENT
                -------------------------

                The Tenant shall not assign or dispose of the benefit of this Deed or any part thereof other than to a party who simultaneously with such assignment takes an assignment of the Lease in accordance with the terms of the Lease

9.              BREACHES
                --------

                Any breach of the terms of this Deed by the Tenant will give rise to a right of re-entry under the terms of the Lease

10.             JURISDICTION
                ------------

                The parties hereby agree and declare that this Deed shall be governed by and construed in all respects in accordance with English Law and the Tenant Euro and the Existing Subsidiaries hereby submit to the exclusive jurisdiction of the English Courts in respect of all matters affecting this Deed and Euro's address for service in England and Wales is the Premises

11.             NOTICES
                -------

                Section 196 of the Law of Property Act 1925 shall apply to all notices and certificates required or permitted to be served or given under this Deed

IN WITNESS whereof the parties hereto have caused their respective Common Seals to be affixed to this Deed the day and year first before written